Exhibit (n)(2)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SUPPLEMENTAL FINANCIAL INFORMATION

To the Shareholders and Board of Trustees of KKR Credit Opportunities Portfolio

We have audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) the consolidated statement of assets and liabilities of KKR Credit Opportunities Portfolio and its subsidiary (the “Fund”), including the consolidated schedule of investments, as of October 31, 2021, the related consolidated statements of operations and cash flows for the year then ended, the consolidated changes in net assets for the year ended October 31, 2021 and the period from February 28, 2020 (commencement of operations) to October 31, 2020, the financial highlights for the year ended October 31, 2021 and the period from February 28, 2020 (commencement of operations) to October 31, 2020, and the related notes, included in the Fund’s 2021 Annual Report on Form N-CSR, and have issued our report thereon dated December 22, 2021, which contained an unqualified opinion on those consolidated financial statements. Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. We have not performed any procedures with respect to the audited consolidated financial statements subsequent to October 31, 2021.

The supplemental financial information set forth under the heading “Senior Securities” for each of the two years in the period ended October 31, 2021 included in the Prospectus has been subjected to audit procedures performed in conjunction with the audit of the Fund’s consolidated financial statements. The supplemental financial information is the responsibility of the Fund’s management. Our audit procedures included determining whether the supplemental financial information reconciles to the consolidated financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental financial information. In our opinion, such financial information is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

/s/ Deloitte & Touche LLP

San Francisco, California

December 22, 2021